EXHIBIT 99.1

Written Statement of the Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned President and Chief Executive Officer of Fiserv, Inc. (the “Company”), hereby certify that the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

by	/S/ LESLIE M. MUMA

LESLIE M. MUMA
April 22, 2003

A signed original of this written statement required by Section 906 has been provided to Fiserv, Inc. and will be retained by Fiserv, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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